Exhibit 99.1

electroCore Appoints Elena Bonfiglioli to Board of Directors

ROCKAWAY, N.J., September 3, 2025 — electroCore, Inc. (Nasdaq: ECOR), a commercial-stage bioelectronic medicine and wellness company, today announced that Elena Bonfiglioli, an accomplished healthcare executive, has been appointed to electroCore’s Board of Directors, effective September 2, 2025. Ms. Bonfiglioli’s appointment follows the retirement from the Board of Peter Cuneo.

Ms. Bonfiglioli has been working in the health sector for more than two decades. She currently serves as Microsoft’s Global Business Leader for Healthcare, Pharma Life Sciences, and the International clinical applications’ solutions, responsible for go-to-market, commercial, and partnerships, enabling artificial intelligence (“AI”) transformation initiatives in health providers, payors and Life Sciences’ organizations globally. Since 2023, Ms. Bonfiglioli has been a Member of the Drug Information Association (“DIA”) for Europe, Middle East & Africa Regional Advisory Council, and serves as a board member of several startups in Europe and the Middle East and as advisor for biopharma organizations. Ms. Bonfiglioli was selected twice as one of the top 50 AI Innovators by Intelligent Health and was one of the founding members of the Holomedicine Association; and Vice Chair of the DIGITALEUROPE Executive Council for Healthcare since its creation in 2021. Ms. Bonfiglioli was a champion for secondary use of data to enhance research and activate the power of data to save lives. She recently joined the Board of The Women Health Initiative, a community powered by Kearney. She is active in the field of longevity and champions the shift to health enhanced by data and AI.

“I am excited about electroCore’s ability to address chronic pain and other challenges with a drug-free solution that is accessible for so many people, empowering consumers and patients to take control of their health outcomes,” commented Ms. Bonfiglioli. “I look forward to bringing my experience, both with global companies like Microsoft and with startups around the world, to drive growth and market expansion.”

“We continue to strengthen our corporate governance, and adding an accomplished executive like Elena is an important next step,” commented Dan Goldberger, CEO of electroCore, Inc.

About electroCore, Inc.

electroCore, Inc. is a commercial stage bioelectronic technology company whose mission is to improve health and quality of life through innovative non-invasive bioelectronic technologies. The Company’s two leading prescription products, gammaCore non-invasive vagus nerve stimulation (nVNS) and Quell neurostimulator, treat chronic pain syndromes through non-invasive neuromodulation technology. Additionally, the company commercializes its handheld, and personal use Truvaga and TAC-STIM nVNS products utilizing bioelectronic technologies to promote general wellness and human performance.

For more information, visit www.electrocore.com.

Forward-Looking Statements

This press release and other written and oral statements made by representatives of electroCore may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about the anticipated contributions of a newly appointed director, the Company’s future business strategies, growth opportunities, prospects, product development, and market expansion, and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “believes,” “intends,” and other words of similar meaning, derivations of such words and the use of future dates. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to use strategic partnerships to provide more accessibility to those looking to purchase our consumer devices, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize its products, electroCore’s results of operations and financial performance, inflation and currency fluctuations, and any expectations electroCore may have with respect thereto, competition in the industry in which electroCore operates and overall economic and market conditions. Any forward-looking statements are made as of the date of this press release, and electroCore assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents electroCore files with the SEC available at www.sec.gov.

Contact

ECOR Investor Relations

(973) 302-9253

investors@electrocore.com